UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2009 Stock Compensation Plan

On April 29, 2009, the Board of Directors (the “Board”) of QuadraMed Corporation (the “Company”), acting upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved a new stock compensation plan, named the QuadraMed Corporation 2009 Stock Compensation Plan (the “2009 Plan”), to replace the QuadraMed Corporation Amended and Restated 2004 Stock Compensation Plan (the “2004 Plan”) and to provide stock-based compensation to employees, consultants, directors, and advisors based on their service to the Company, their performance and other factors. The Board is presenting the 2009 Plan to the stockholders for approval and ratification at the Company’s 2009 Annual Meeting of Stockholders, scheduled to be held on June 4, 2009. No grants will be made under the 2009 Plan unless and until the Company’s stockholders approve such plan. If the Company’s stockholders do not approve the 2009 Plan, the Company will continue to provide stock-based compensation to employees, consultants, directors, and advisors under the 2004 Plan to the extent that shares remain available for issuance under such plan. If the Company’s stockholders approve the 2009 Plan, no further grants of awards will be made under the 2004 Plan, and all shares of the Company’s common stock (“Shares”) remaining available for issuance under the 2004 Plan will have been rolled into the 2009 Plan.

The 2009 Plan includes the following material provisions:

•	Effective date of June 1, 2009 and a ten-year term;

•

650,000 Shares authorized for grant as awards, including the 150,654 Shares remaining available for issuance under the 2004 Plan that have been rolled into the 2009 Plan and an additional 499,346 Shares added to the 2009 Plan. Shares subject to outstanding awards that expire, are terminated or canceled, are settled in cash, or are repurchased by the Company will be credited back to the 2009 Plan for reissuance;

•	Awards may be in the form of stock options, stock appreciation rights, restricted stock, or restricted stock units;

•

Grants of awards may be made to employees, prospective employees (conditioned upon acceptance of employment), advisors, consultants, directors, or other service-providers of the Company, its subsidiaries, or affiliates, as selected by the Compensation Committee, and may be tied to an individual and/or the Company meeting performance-based criteria;

•

In any calendar year period, no individual may receive more than 300,000 Shares granted in the form of stock options and/or stock appreciation rights or 150,000 Shares granted in the form of restricted stock and/or restricted stock units;

•	The exercise price for stock options and stock appreciation rights will not be less than the fair market value of the Shares as of the date of grant;

•

In general, 25% of stock options will vest one year after the date of grant and the remaining 75% will vest monthly over the following 36 months, unless the Compensation Committee provides otherwise in the award agreement. Vesting of awards of stock appreciation rights, restricted stock and restricted stock units will occur upon the satisfaction of the conditions stated in the recipient’s award agreement;

•

The Compensation Committee may provide for accelerated vesting/exercisability of any outstanding award in connection with a change in control in the terms of an award agreement or otherwise in connection with a change in control. In the event of a change in control, the surviving corporation may either assume or continue the Company’s rights and obligations under outstanding awards or substitute substantially equivalent awards for outstanding awards;

•

Awards and underlying Shares will not be generally transferable. However, holders of restricted stock will have the same voting, dividend and other rights as the Company’s other stockholders, although the Compensation Committee may require the holder to reinvest dividends in additional shares of restricted stock;

•	Non-employee Directors will receive stock option awards as follows:

•

Upon a non-employee Director’s appointment or first election to the Board, he/she will automatically be granted a nonstatutory stock option to purchase 9,200 Shares (an “initial grant”). 50% of such stock options will vest upon completion of one year of Board service, and the remaining 50% will vest upon the completion of two years of Board service;

•

On the date of each annual stockholders meeting, each non-employee Director continuing his/her Board service will automatically be granted a nonstatutory stock option to purchase 2,400 Shares if he/she has not been awarded an initial grant at either of the preceding two annual stockholder meetings. The stock options will vest in 12 equal monthly installments; and

•	In the event of a change in control, all unvested stock options will automatically vest in full and become fully exercisable;

•

Non-employee Directors may apply all or any portion of their annual retainer fees that are otherwise payable in cash on a quarterly basis to the acquisition of special quarterly stock options that vest immediately. The exercise price for such stock options will be equal to the fair market value of the Shares on the date of grant and the term of such stock options will be ten years. The number of Shares subject to each such stock option will equal:

3 x (the applicable retainer amount)
the fair market value of the Shares on the date of grant;

•

The Compensation Committee will administer the 2009 Plan and may amend, modify, cancel, renew, or waive restrictions/conditions on awards or Shares, subject to the provisions of the Plan and applicable law; and

•

The Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred awards at any time if the participant is not in compliance with all applicable provisions of his/her award agreement and the 2009 Plan.

The foregoing description of the 2009 Plan is qualified in its entirety by reference to such plan, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to this Item 5.02.

2009 Incentive Compensation Plan

On April 29, 2009, the Board, acting on the recommendation of the Compensation Committee, approved the 2009 QuadraMed Incentive Compensation Plan (the “2009 ICP”). The 2009 ICP is the Company’s primary bonus plan, providing cash incentive compensation to eligible employees in manager positions and above, including each of the Company’s named executive officers (excluding the Company’s interim President and Chief Executive Officer, James Peebles).

The 2009 ICP includes the following material provisions:

•

Individuals in eligible positions (at manager level or above) must be in those positions prior to October 1, 2009 in order to participate, and their 2009 ICP bonus amounts, if any, will be pro-rated to reflect time of service in the eligible positions;

•

2009 ICP bonuses payable to each eligible employee will be based upon a certain percentage of such employee’s base salary, ranging generally from 10% for managers to 50% for senior vice presidents and above (including the Company’s named executive officers);

•	Unless otherwise provided in the participant’s employment agreement (if applicable), participants must be employed with the Company on the date of payment in order to receive a 2009 ICP bonus;

•

If the Company’s adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) falls below the targeted amount, the 2009 ICP bonus pool will be reduced dollar-for-dollar by the amount of the shortfall. If adjusted EBITDA falls below a designated threshold amount, no 2009 ICP bonus will be paid;

•	2009 ICP bonuses will be awarded to participants based upon:

•	The achievement of Company goals, based on revenue and sales (both in sales bookings amounts and mix of product/service area) targets;

•	The achievement of individual objectives, which are generally two to five measurable criteria linked to the Company’s strategy and business needs; and

•	The discretion of the Compensation Committee (solely with respect to officers at or above the director level);

•

The portions of an eligible employee’s 2009 ICP bonus criteria dependent on the Company’s goals, individual goals, and Compensation Committee discretion varies with such employee’s position as follows:

•	Vice President and above (including named executive officers): 50% Company, 25% individual and 25% Compensation Committee discretion;

•	Director level: 50% Company, 40% individual and 10% Compensation Committee discretion; and

•	Manager level: 50% Company and 50% individual; and

•

The maximum 2009 ICP bonus payable to any individual is 110% of his/her target bonus, reached only if the Company surpasses both its revenue and sales bookings goals and all other applicable criteria are met in full.

The foregoing description of the 2009 ICP is qualified in its entirety by reference to such plan, the full text of which is filed herewith as Exhibit 99.2, and is incorporated herein by reference in response to Item 5.02.

Termination of Executive Long-Term Bonus Plan

On April 29, 2009, the Board, upon the recommendation of the Compensation Committee, approved the termination of the QuadraMed Corporation Executive Long-Term Bonus Plan (the “ELBP”). The ELBP, adopted by the Board on March 31, 2008, was a cash incentive plan for the Company’s named executive officers and senior officers.

The ELBP included the following material provisions:

•

If the Company were to reach certain total revenue and adjusted EBITDA targets for the year ended December 31, 2010 or December 31, 2011, certain officers (including James Milligan, the Company’s Senior Vice President for Sales and Government Programs, and James Klein, the Company’s Senior Vice President, Chief Technology Officer) would have received 100% of a special one-time cash bonus, and Keith Hagen (the Company’s former Chief Executive Officer), David Piazza (the Company’s Chief Financial Officer and Chief Operating Officer) and Steven Russell (the Company’s Senior Vice President of Corporate Development) would have received 50% of a special one-time cash bonus;

•

If, for any reason, at least 90% of the Company’s Series A Preferred Stock converted to the Company’s common stock (or were eligible for mandatory conversion by the Board under the terms of the Company’s Fourth Amended and Restated Certificate of Incorporation) on or before March 31, 2012, Messrs. Hagen, Piazza and Russell would have received 50% of the special one-time bonus; and

•

The maximum aggregate amount that could have been paid out to all eligible participants was $3 million, and the maximum amounts that could have been paid out to the Company’s named executive officers individually were: Mr. Hagen – $1.2 million; Mr. Piazza – $0.4 million; Mr. Russell – $0.4 million; Mr. Milligan – $0.25 million; and Mr. Klein – $0.1 million.

The Board, upon the recommendation of the Compensation Committee, determined that since the Board and Compensation Committee are in the midst of evaluating the Company’s current compensation structure, as disclosed in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on April 30, 2009, and the ELBP bonus achievement periods had not yet commenced, it was in the Company’s and its stockholders’ best interest to terminate the ELBP. As part of the Compensation Committee’s and the Board’s evaluation of the Company’s current compensation structure, the Compensation Committee and the Board will evaluate the ELBP to determine whether its re-institution comports with the Compensation Committee’s and Board’s philosophies with respect to executive compensation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	QuadraMed Corporation 2009 Stock Compensation Plan.
Exhibit 99.2	2009 QuadraMed Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2009

QuadraMed Corporation

/s/ David L. Piazza

David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	QuadraMed Corporation 2009 Stock Compensation Plan.
99.2	2009 QuadraMed Incentive Compensation Plan.